FIFTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Fifth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2009 by and between RidgeWorth Funds (the “Trust”) and RidgeWorth Distributors LLC (“Distributor”) is hereby entered into as of February 17, 2016 (the “Effective Date”).

WHEREAS, the Trust and Distributor desire to amend Appendix A of the Agreement to reflect the addition of the RidgeWorth Capital Innovations Global Resources and Infrastructure Fund;

WHEREAS, Section 12 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

2.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

RIDGEWORTH FUNDS		RIDGEWORTH DISTRIBUTORS LLC

By:	/s/ Julia Short	By:	/s/ Mark A. Fairbanks
Name:	Julia Short	Name:	Mark A. Fairbanks
Title:	President and CEO	Title:	Vice President

Exhibit A

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

BETWEEN RIDGEWORTH FUNDS

AND RIDGEWORTH DISTRIBUTORS LLC

FUNDS	SHARES
Aggressive Growth Allocation Strategy	A, C, I

Aggressive Growth Stock Fund	A, I

Conservative Allocation Strategy	A, C, I,

RidgeWorth Seix Core Bond Fund (formerly, Core Bond Fund)	A, I, R, IS

RidgeWorth Seix Corporate Bond Fund (formerly, Corporate Bond Fund)	A, C, I, IS

RidgeWorth Seix Georgia Tax-Exempt Bond Fund (formerly, Georgia Tax-Exempt Bond Fund)	A, I

Growth Allocation Strategy	A, C, I

RidgeWorth Seix High Grade Municipal Bond Fund (formerly, High Grade Municipal Bond Fund)	A, I

RidgeWorth Seix High Income Fund (formerly, High Income Fund)	A, I, R, IS

International Equity Fund	A, I, IS

RidgeWorth Seix Investment Grade Tax-Exempt Bond Fund (formerly, Investment Grade Tax-Exempt Bond Fund)	A, I

Large Cap Growth Stock Fund	A, C, I, IS

Large Cap Value Equity Fund	A, C, I, IS

RidgeWorth Seix Limited Duration Fund (formerly, Limited Duration Fund)	I

RidgeWorth Seix U.S. Mortgage Fund (formerly, Limited-Term Federal Mortgage Securities Fund)	A, C, I

Mid-Cap Value Equity Fund	A, C, I, IS

Moderate Allocation Strategy	A, C, I

RidgeWorth Seix North Carolina Tax-Exempt Bond Fund (formerly, North Carolina Tax-Exempt Bond Fund)	A, I

RidgeWorth Seix Floating Rate High Income Fund	A, C, I, IS

RidgeWorth Seix High Yield Fund	A, I, R

RidgeWorth Seix Short-Term Bond Fund (formerly, Short-Term Bond Fund)	A, C, I

Ridgeworth Seix Short-Term Municipal Bond Fund (formerly, Short-Term Municipal Bond Fund)	A, I

Small Cap Growth Stock Fund	A, C, I, IS

Small Cap Value Equity Fund	A, C, I

RidgeWorth Seix Total Return Bond Fund (formerly, Total Return Bond Fund)	A, I, R, IS

RidgeWorth Seix U.S. Government Securities Ultra-Short Bond Fund (formerly, U.S. Government Securities Ultra-Short Bond Fund)	I

RidgeWorth Seix Ultra-Short Bond Fund (formerly, Ultra-Short Bond Fund)	I

RidgeWorth Seix Virginia Intermediate Municipal Bond Fund (formerly, Virginia Intermediate Municipal Bond Fund)	A, I

RidgeWorth Capital Innovations Global Resources and Infrastructure Fund	A,C, I